EXHIBIT 10.5

May 5, 2015

Franklin Electric Co., Inc.
9255 Coverdale Road
Fort Wayne, Indiana 46809

Re: Confirmation and Amendment No. 1 to Bond Purchase and Loan Agreement and Waiver

Ladies and Gentlemen:

Reference is made to that certain Bond Purchase and Loan Agreement, dated December 31, 2012, among The Board of Commissioners of the County of Allen, as “Issuer”, Franklin Electric Co., Inc., an Indiana corporation, as “Borrower”, and the Bondholders referred to therein (as amended from time to time prior to the date hereof, the “Loan Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement, as amended hereby.

The Borrower has advised the Required Holders that an Event of Default exists under Section 9.1(e) of the Loan Agreement as a result of certain of the Borrower’s domestic Subsidiaries (namely, Franklin Control Systems, Inc., an Oregon corporation, Pioneer Pump Holdings, Inc., a Delaware corporation, Pioneer Pump, Inc., a Texas corporation, Franklin Electric Ventures LLC, an Indiana limited liability company, Franklin Electric International, Inc., a Delaware corporation, Franklin Fueling Systems, Inc., an Indiana corporation, and Intelligent Controls, Inc., a Maine corporation, (collectively, the “Bank Guarantors”)) granting guarantees to the lenders under the Second Amended and Restated Credit Agreement, dated as of December 14, 2011, among the Borrower, as U.S. Borrower, Franklin Electric B.V., as Dutch Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America and Wells Fargo Bank, National Association, as Co-Syndication Agents, and the Lender parties party thereto (the “Credit Agreement”) in violation of Section 5.1 of the Loan Agreement (which incorporates into such agreement paragraphs 6B(1) and 6B(2) (among others) of the Note Purchase Agreement and which violations relate to paragraphs 6B(1) and 6B(2) of the Note Purchase Agreement). In addition, the Borrower has advised the Required Holders that an Event of Default exists under Section 9.1(c) with respect to (x) the defaults under the Credit Agreement and the Note Purchase Agreement solely resulting from the violation of Section 5.1 of the Loan Agreement (as a result of the violations of paragraphs 6B(1) and 6B(2) of the Note Purchase Agreement), and (y) as a result of the violations of paragraphs 6B(1) and 6B(2) of the Note Purchase Agreement (such Events of Default, the “Existing Events of Default”). The Borrower has requested that the Required Holders waive the Existing Events of Default. As a condition to such waiver, the Required Holders have requested that the Bank Guarantors become guarantors of the Borrower’s obligations under the Loan Agreement (in such capacity the “Subsidiary Guarantors”).

Accordingly, and in accordance with the provisions of Section 11.14 of the Loan Agreement, the parties hereto agree as follows:

SECTION 1. Waiver of Existing Events of Default. Effective on the Effective Date (as defined herein), the Required Holders waive the Existing Events of Default arising prior to the date hereof. The foregoing waiver shall be limited precisely as written and shall relate solely to the Loan Agreement in the manner and to the extent described herein, and nothing in this letter agreement shall be deemed to (a) constitute a consent to or waiver of any Defaults or Events of Defaults existing under the Loan Agreement or the Project Notes (other than the Existing Events of Default) nor of compliance by the Borrower or any Subsidiary with respect to or any modification of any other term, provision or condition of the Loan Agreement or the Project Notes, or (b) prejudice any right or remedy that any holder of any Project Note may now have (after giving effect to the foregoing wavier) or may have in the future under or in connection with the Loan Agreement or any Project Note.

SECTION 2. Amendments to Loan Agreement.

2.1.    New Definitions. Effective on the Effective Date (as defined herein), the following definitions are inserted in Section 1.1 of the Loan Agreement, as applicable, to read as follows:

“Amendment No. 1’ shall mean that certain Confirmation and Amendment No. 1 to Bond Purchase and Loan Agreement dated December 31, 2012, among The Board of Commissioners of the County of Allen, as ‘Issuer’, the Borrower and the Bondholders referred to therein, which amendment is dated May 5, 2015.”

“‘Principal Credit Facilities’ or ‘Principal Credit Facility’ shall mean collectively or individually, (i) the Second Amended and Restated Credit Agreement, dated as of December 14, 2011, among the Company, as U.S. Borrower, Franklin Electric B.V., as Dutch Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America and Wells Fargo Bank, National Association, as Co-Syndication Agents, and the Lender parties party thereto (including any renewals, extensions, amendments, supplements, restatements, replacements or refinancings thereof, the ‘Bank Credit Facility’), (ii) the Note Purchase Agreement, and (iii) any other private placement issuance of Indebtedness.”

2.2.    Amended Definition. Effective on the Effective Date, the Borrower and
the Required Holders confirm and acknowledge the amendment of Section 1.1 of the Loan Agreement by the amendment of the definition “Priority Debt” contained in paragraph 10B of the Note Purchase Agreement and that such amendment shall be deemed effective for purposes of the Loan Agreement.

2.3    Amendment to Negative Covenants. Effective on the Effective Date,
the Borrower and the Required Holders confirm and acknowledge the amendments of certain negative covenants, namely paragraphs 6B(1)(viii) and 6B(2)(ii), of the Note Purchase Agreement and that such amendments shall be deemed effective for purposes of the Loan Agreement; provided, however that when construed in connection with the Loan Agreement, the terms “Principal Credit Facilities” or “Principal Credit Facility” as used in paragraph 6B of the Note Purchase Agreement, shall mean “Principal Credit Facilities” or “Principal Credit Facility”, as applicable, in either case as defined in the Loan Agreement.

2.4    Amendment to Affirmative Covenants. Effective on the Effective Date,
the Borrower and the Required Holders confirm and acknowledge the amendments of certain affirmative covenants, namely paragraphs 5H and 5I of the Note Purchase Agreement and that such amendments shall be deemed effective for purposes of the Loan Agreement; provided, however, that when construed in connection with the Loan Agreement, the phrase “Amendment No. 6” as used in paragraphs 5H and 5I of the Note Purchase Agreement shall mean “Amendment No. 1”.

SECTION 3. Conditions Precedent. The waiver in Section 1 and the amendment in Section 2 of this letter shall become effective as of the date (the “Effective Date”) upon which each of the following conditions is satisfied:

3.1     Documents. The Required Holders shall have received original counterparts or, if satisfactory to the Required Holders, certified or other copies of this letter and the Subsidiary Guaranty Agreement (in the form of Exhibit A hereto), duly executed by the Borrower and the Issuer, in the case of this letter (except that the Issuer may execute this letter within thirty days of the date hereof, which delay in execution, if applicable, shall not impact the deemed effectiveness of this letter), and the Subsidiary Guarantors, in the case of the Subsidiary Guaranty Agreement delivered by the party or parties thereto, in form and substance satisfactory to the Required Holders, dated the date hereof unless otherwise indicated (with the approval of the Required Holders), and on such date in full force and effect. Each such Subsidiary Guaranty Agreement shall be accompanied by a certificate of the Secretary or Assistant Secretary of such Subsidiary Guarantor certifying its charter and bylaws (or comparable governing documents), resolutions of the board of directors (or comparable governing body) of such Subsidiary Guarantor authorizing the execution and delivery of such Subsidiary Guaranty Agreement and incumbency and specimen signatures of the officers of such Subsidiary Guarantor executing such documents, and by such other certificates, documents and legal opinions in connection therewith as may be reasonably requested by Prudential, each in form and substance reasonably satisfactory to the Required Holders.

3.2    Amendment to Credit Agreement. The Required Holders shall have received a copy of the fully executed amendment to the Credit Agreement, which amendment shall be in full force and effect, and in form and substance reasonably satisfactory to the Required Holders.

3.3    Amendment to Note Purchase Agreement. The Required Holders shall have received a copy of the fully executed amendment to the Note Purchase Agreement, which amendment shall be in full force and effect.

3.4.     Fees and Expenses. The Borrower shall have paid the fees and expenses of special counsel to the holders of the Project Notes and corresponding Project Bonds that have been presented to the Borrower as of the Effective Date.

3.5     Representations and Warranties. The representations and warranties of the Borrower in Section 4 hereof shall be true and correct on the Effective Date.

3.6     Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to the Required Holders and its counsel, and the Required Holders shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

SECTION 4. Representations and Warranties. To induce the Required Holders to execute and deliver this letter, the Borrower hereby represents, warrants and covenants that (1) the execution and delivery of this letter has been duly authorized by all necessary corporate action on behalf of the Borrower and this letter has been executed and delivered by a duly authorized officer of the Borrower, and all necessary or required consents to this letter have been obtained and are in full force and effect, (2) the representations and warranties contained in Article IV of the Loan Agreement are true on and as of the Effective Date, and (3) there shall not exist on the Effective Date any Event of Default or Default (other than the Existing Events of Default).

SECTION 5. Reference to and Effect on Loan Agreement. Upon the effectiveness of the amendments and waiver in this letter, each reference to the Loan Agreement in any other document, instrument or agreement shall mean and be a reference to the Loan Agreement, as modified by this letter. Except as specifically set forth in Sections 1 and 2 of this letter, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. Except as specifically set forth in Sections 1, 2 and 3 of this letter, the execution, delivery and effectiveness of this letter shall not (a) amend the Loan Agreement or any Project Note or Project Bond, (b) operate as a waiver of any right, power or remedy of the holder of any Project Note or Project Bond, or (c) constitute a waiver of, or consent to any departure from, any provision of the Loan Agreement or any Project Note or Project Bond at any time. The Borrower acknowledges and agrees that no holder of any Project Notes or Project Bonds is under any duty or obligation of any kind or nature whatsoever to grant the Borrower any additional waivers or consents of any type, whether or not under similar circumstances, and no course of dealing or course of performance shall be deemed to have occurred as a result of the wavier and consent herein.

SECTION 6. Expenses. The Borrower hereby confirms its obligations under the Loan Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by the Required Holders, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by the Required Holders in connection with this letter agreement or the transactions contemplated hereby, in enforcing any rights under this letter, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter or the transactions contemplated hereby. The obligations of the Borrower under this Section 6 shall survive transfer by any holder of any Project Bond or Project Note and payment of any Project Bond or Project Note.

SECTION 7. Governing Law. THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES OR IN CONNECTION WITH ANY CLAIMS OR DISPUTES ARISING OUT OF OR RELATING TO THIS LETTER (WHETHER SOUNDING IN CONTRACT OR TORT) SHALL BE GOVERNED BY, THE LAW OF THE STATE OF INDIANA (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

SECTION 8. Counterparts; Facsimile Signature Pages; Section Titles. This letter may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this letter by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this letter. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

[signature page follows]

Very truly yours,

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:    _______________________________

Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:    __________________________
Vice President
AMERICAN INCOME LIFE INSURANCE COMPANY
GLOBAL LIFE AND ACCIDENT INSURANCE COMPANY

By: Prudential Private Placement Investors, L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc. (as General Partner)
By:    __________________________
Vice President

Agreed and accepted:

FRANKLIN ELECTRIC, CO., INC.

By:
Name:
Title:
Agreed and accepted:

THE BOARD OF COMMISSIONERS OF ALLEN COUNTY, INDIANA
acting for and on behalf of ALLEN COUNTY, INDIANA,
a county and political subdivision of the State of Indiana

By:
Nelson Peters, Commissioner

By:
Linda K. Bloom, Commissioner
By:
Therese Brown, Commissioner
(Seal)
Attest:
_________________________
Tera K. Klutz, CPA, Auditor
Allen County, Indiana

EXHIBIT A
SUBSIDIARY GUARANTY AGREEMENT
This Subsidiary Guaranty Agreement, dated as of ____, ____ (this “Guaranty Agreement”), is made by each of the undersigned (each a “Guarantor” and, together with each of the other signatories hereto and any other entities from time to time parties hereto pursuant to Section 13.1 hereof, the “Guarantors”) in favor of the holders of the Project Notes (as defined below) and corresponding Project Bonds (as defined below) under the Bond Purchase and Loan Agreement, dated December 31, 2012, among the Issuer, Franklin Electric Co., Inc., an Indiana corporation, as borrower (the “Borrower”), and the Bondholders or “Holders” referred to therein (as amended from time to time prior to the date hereof, the “Loan Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

Preliminary Statements:
I.    Pursuant to the Loan Agreement, the Issuer has issued $25,000,000 of Project Bonds to the Holders, the proceeds of which were loaned to the Borrower to finance the costs of the acquisition, construction, installation and equipping of the Project. The Borrower has evidenced such loan by the issuance of $25,000,000 of Project Notes to the Issuer, which Project Notes were assigned to the Holders.
II.    Pursuant to the Loan Agreement, payments due under the Project Bonds are payable by the Borrower and such payments are secured by the Trust Estate and the Pledged Revenues, including payments under the Project Notes, which have been transferred to the Holders to satisfy the obligations under the Project Bonds.
III.    It is a condition to the effectiveness of Amendment No. 1 that this Guaranty Agreement shall have been executed and delivered by each Guarantor and shall be in full force and effect.
IV.    Each Guarantor will receive direct and indirect benefits from the waiver under Amendment No. 1 and the financing arrangements contemplated by the Loan Agreement as modified by Amendment No. 1. The board of directors (or an authorized committee thereof), general partner or board of managers, as applicable, of each Guarantor has determined that the incurrence of such obligations is in the best interests of such Guarantor.
Now Therefore, in order to induce, and in consideration of, the execution of Amendment No. 1 and the receipt of the benefits set forth in Amendment No. 1 and the Loan Agreement, each Guarantor hereby covenants and agrees with, and represents and warrants to each of the Holders as follows:
Section 1.    Guaranty.
Each Guarantor hereby irrevocably, unconditionally and jointly and severally with the other Guarantors guarantees to each Holder, the due and punctual payment in full of (a) the principal of, Yield Maintenance Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Project Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (b) any other sums which may become due under the terms and provisions of the Project Notes, the Loan Agreement or any other instrument referred to therein, (all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”). The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and not of collectability and is in no way conditional or contingent upon any attempt to collect from the Borrower or any other guarantor of the Project Notes (including, without limitation, any other Guarantor hereunder) or upon any other action, occurrence or circumstance whatsoever. In the event that the Borrower shall fail so to pay any of such Guaranteed Obligations, each Guarantor agrees to pay the same when due to the Holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, pursuant to the requirements for payment specified in the Project Notes and the Loan Agreement. Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. Each Guarantor agrees that the Project Notes issued in connection with the Loan Agreement may (but need not) make reference to this Guaranty Agreement.
Each Guarantor agrees to pay and to indemnify and save each Holder harmless from and against any damage, loss, cost or expense (including attorneys’ fees) which such Holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by such Guarantor, by any other Guarantor or by the Borrower of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guaranty Agreement, the Project Notes, the Loan Agreement or any other instrument referred to therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Guaranty Agreement, the Project Notes, the Loan Agreement or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Guaranty Agreement.
Each Guarantor hereby acknowledges and agrees that such Guarantor’s liability hereunder is joint and several with the other Guarantors and any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Project Notes and the Loan Agreement.
Notwithstanding the foregoing provisions or any other provision of this Guaranty Agreement, the Holders (on behalf of themselves and their successors and assigns) and each Guarantor hereby agree that if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount determined as of such time with regard to such Guarantor, then this Guaranty Agreement shall be automatically amended to reduce the Guaranteed Obligations to the Maximum Guaranteed Amount. Such amendment shall not require the written consent of any Guarantor or any Holder and shall be deemed to have been automatically consented to by each Guarantor and each Holder. Each Guarantor agrees that the Guaranteed Obligations may at any time exceed the Maximum Guaranteed Amount without affecting or impairing the obligation of such Guarantor. “Maximum Guaranteed Amount” means as of the date of determination with respect to a Guarantor, the lesser of (a) the amount of the Guaranteed Obligations outstanding on such date and (b) the maximum amount that would not render such Guarantor’s liability under this Guaranty Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable state law.
Section 2.    Obligations Absolute.

The obligations of each Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Project Notes, the Loan Agreement or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim such Guarantor may have against the Borrower or any Holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Project Notes, the Loan Agreement or any other instrument referred to therein (it being agreed that the obligations of each Guarantor hereunder shall apply to the Project Notes, the Loan Agreement or any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Project Notes or the addition, substitution or release of any other Guarantor or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Project Notes, the Loan Agreement or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Borrower or its property; (d) any merger, amalgamation or consolidation of any Guarantor or of the Borrower into or with any other Person or any sale, lease or transfer of any or all of the assets of any Guarantor or of the Borrower to any Person; (e) any failure on the part of the Borrower for any reason to comply with or perform any of the terms of any other agreement with any Guarantor; (f) any failure on the part of any Holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to any Guarantor or to any subrogation, contribution or reimbursement rights any Guarantor may otherwise have. Each Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.
Section 3.    Waiver.

Each Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Borrower in the payment of any amounts due under the Project Notes, the Loan Agreement or any other instrument referred to therein, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any Holder against such Guarantor, including, without limitation, presentment to or demand for payment from the Borrower or any Guarantor with respect to any Project Bond, notice to the Borrower or to any Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Borrower, (c) any right to require any Holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Loan Agreement or the Project Notes (d) any requirement for diligence on the part of any Holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor or in any manner lessen the obligations of such Guarantor hereunder.
Section 4.    Obligations Unimpaired.

Each Guarantor authorizes the Holders, without notice or demand to such Guarantor or any other Guarantor and without affecting its obligations hereunder, from time to time: (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Project Notes, the Loan Agreement or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Project Notes, the Loan Agreement or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Yield Maintenance Amount or any other obligation; (c) to take and hold security for the payment of the Project Notes, the Loan Agreement or any other instrument referred to therein, for the performance of this Guaranty Agreement or otherwise for the Indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the Holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors or release any other Guarantor or any other Person or entity primarily or secondarily liable in respect of the Guaranteed Obligations; (f) to exercise or refrain from exercising any rights against the Borrower, any Guarantor or any other Person; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder. The Holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Borrower, such Guarantor or any other Guarantor or any other Person or to pursue any other remedy available to the Holders.
If an event permitting the acceleration of the maturity of the principal amount of any Project Notes shall exist and such acceleration shall at such time be prevented or the right of any Holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Borrower, any Guarantor or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, such Guarantor agrees that, for purposes of this Guaranty Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the Holder thereof had accelerated the same in accordance with the terms of the Loan Agreement, and such Guarantor shall forthwith pay such accelerated Guaranteed Obligations.
Section 5.    Subrogation and Subordination.
(a)    Each Guarantor will not exercise any rights which it may have acquired by way of subrogation under this Guaranty Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the Project Notes or this Guaranty Agreement unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.
(b)    Each Guarantor hereby subordinates the payment of all Indebtedness and other obligations of the Borrower or any other guarantor of the Guaranteed Obligations owing to such Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 5, to the indefeasible payment in full in cash of all of the Guaranteed Obligations. If the Required Holders so request, any such Indebtedness or other obligations shall be enforced and performance received by such Guarantor as trustee for the Holders and the proceeds thereof shall be paid over to the Holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty Agreement.
(c)    If any amount or other payment is made to or accepted by any Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 5, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders and shall be paid over to the Holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty Agreement.
(d)    Each Guarantor acknowledges that it will receive direct and indirect benefits from Amendment No. 1 and certain financing arrangements that the Borrower has entered into and which are referred to in Amendment No. 1 and that its agreements set forth in this Guaranty Agreement (including this Section 5) are knowingly made in contemplation of such benefits.
(e)    Each Guarantor hereby agrees that, to the extent that a Guarantor shall have paid an amount hereunder to any Holder that is greater than the net value of the benefits received, directly or indirectly, by such paying Guarantor as a result of the issuance and sale of the Project Notes (such net value, its “Proportionate Share”), such paying Guarantor shall, subject to Section 5(a) and 5(b), be entitled to contribution from any Guarantor that has not paid its Proportionate Share of the Guaranteed Obligations. Any amount payable as a contribution under this Section 5(e) shall be determined as of the date on which the related payment is made by such Guarantor seeking contribution and each Guarantor acknowledges that the right to contribution hereunder shall constitute an asset of such Guarantor to which such contribution is owed. Notwithstanding the foregoing, the provisions of this Section 5(e) shall in no respect limit the obligations and liabilities of any Guarantor to the Holders of the Project Notes, the Loan Agreement or any other document, instrument or agreement executed in connection therewith, and each Guarantor shall remain jointly and severally liable for the full payment and performance of the Guaranteed Obligations.
Section 6.    Reinstatement of Guaranty. This Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any Holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Borrower or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

Section 7.    Rank of Guaranty. Each Guarantor will ensure that its payment obligations under this Guaranty Agreement will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Guarantor now or hereafter existing.

Section 8.    Representations and Warranties of Each Guarantor. Each Guarantor represents and warrants to each Holder as follows:

Section 8.1.    Organization; Power and Authority. Such Guarantor is validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation, limited liability company or limited partnership and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Guarantor and its subsidiaries taken as a whole. Such Guarantor has the corporate, limited liability company or partnership power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty Agreement and to perform the provisions hereof.

Section 8.2.    Authorization, Etc. This Guaranty Agreement has been duly authorized by all necessary corporate, limited liability company or partnership action on the part of such Guarantor, and this Guaranty Agreement constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 8.3.    Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by such Guarantor of this Guaranty Agreement will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, organizational documents, or any other agreement or instrument to which such Guarantor or any of its Subsidiaries is bound or by which such Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its Subsidiaries or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor or any of its Subsidiaries.

Section 8.4.    Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty Agreement.

Section 8.5.    Information Regarding the Borrower. Such Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Borrower. No Holder shall have any duty or responsibility to provide such Guarantor with any credit or other information concerning the affairs, financial condition or business of the Borrower which may come into possession of the Holders. Such Guarantor has executed and delivered this Guaranty Agreement without reliance upon any representation by the Holders including, without limitation, with respect to (a) the due execution, validity, effectiveness or enforceability of any instrument, document or agreement evidencing or relating to any of the Guaranteed Obligations or any loan or other financial accommodation made or granted to the Borrower, (b) the validity, genuineness, enforceability, existence, value or sufficiency of any property (if any) securing any of the Shelf Notes or the creation, perfection or priority of any lien or security interest (if any) or (c) the existence, number, financial condition or creditworthiness of other guarantors or sureties, if any, with respect to any of the Guaranteed Obligations.

Section 8.6.    Solvency. Upon the execution and delivery hereof, such Guarantor will be solvent, will be able to pay its debts as they mature, and will have capital sufficient to carry on its business.

Section 9.    Term of Guaranty Agreement. This Guaranty Agreement and all guarantees, covenants and agreements of the Guarantors contained herein shall continue in full force and effect and shall not be discharged until such time as the Issuance Period shall have terminated and all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 6.

Section 10.    Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein shall survive the execution and delivery of this Guaranty Agreement and may be relied upon by any subsequent Holder, regardless of any investigation made at any time by or on behalf of any Holder or any other Holder. All statements contained in any certificate or other instrument delivered by or on behalf of a Guarantor pursuant to this Guaranty Agreement shall be deemed representations and warranties of such Guarantor under this Guaranty Agreement. Subject to the preceding sentence, this Guaranty Agreement embodies the entire agreement and understanding between each Holder and the Guarantors and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 11.    Amendment and Waiver.

Section 11.1.    Requirements. Except as otherwise provided in the fourth paragraph of Section 1 of this Guaranty Agreement, this Guaranty Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders, except that no amendment or waiver (a) of any of the first three paragraphs of Section 1 or any of the provisions of Section 2, 3, 4, 5, 6, 7, 9, or 11 hereof, or any defined term (as it is used therein), or (b) which results in the limitation of the liability of any Guarantor hereunder (except to the extent provided in the fourth paragraph of Section 1 of this Guaranty Agreement) will be effective as to any Holder unless consented to by such Holder in writing.

Section 11.2.    Solicitation of Holders of Project Bonds.

(a)    Solicitation. Each Guarantor will provide each Holder of the Project Bonds (and corresponding Project Notes) (irrespective of the amount of Project Bonds (and Project Notes) then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. Each Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 11.2 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders of Project Bonds (and Project Notes).
(b)    Payment. The Guarantors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.
Section 11.3.    Binding Effect. Any amendment or waiver consented to as provided in this Section 11 applies equally to all Holders and is binding upon them and upon each future Holder and upon each Guarantor without regard to whether any Project Note (or Project Bond) has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between a Guarantor and the Holder nor any delay in exercising any rights hereunder or under any Project Bond or Project Note shall operate as a waiver of any rights of any Holder. As used herein, the term “this Guaranty Agreement” and references thereto shall mean this Guaranty Agreement as it may be amended, modified, supplemented or restated from time to time.

Section 11.4.    Notes Held By Company, Etc. Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Project Bonds then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of Project Bonds then outstanding, Project Bonds directly or indirectly owned by any Guarantor, the Borrower or any of their respective Affiliates shall be deemed not to be outstanding.

Section 12.    Notices. All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(a)    if to any Guarantor, to the address of the Borrower specified in the Loan Agreement, or such other address as such Guarantor shall have specified to the Holders in writing, or
(b)    if to any Holder, to such Holder at the address specified for in Schedule I to the Loan Agreement , or such other address as such Holder shall have specified to the Guarantors in writing.
Notice under this Section 12 will be deemed given only when actually received.
Section 13.    Miscellaneous.

Section 13.1.    Successors and Assigns; Joinder. All covenants and other agreements contained in this Guaranty Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not. It is agreed and understood that any Person may become a Guarantor hereunder by executing a Guarantor Supplement substantially in the form of Exhibit A attached hereto and delivering the same to the Holders. Any such Person shall thereafter be a “Guarantor” for all purposes under this Guaranty Agreement.

Section 13.2.    Severability. Any provision of this Guaranty Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.

Section 13.3.    Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

The section and subsection headings in this Guaranty Agreement are for convenience of reference only and shall neither be deemed to be a part of this Guaranty Agreement nor modify, define, expand or limit any of the terms or provisions hereof. All references herein to numbered sections, unless otherwise indicated, are to sections of this Guaranty Agreement. Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.

Section 13.4.    Further Assurances. Each Guarantor agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of this Guaranty Agreement.

Section 13.5.    Governing Law. This Guaranty Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 13.6.    Jurisdiction and Process; Waiver of Jury Trial.
(a)    Each Guarantor irrevocably submits to the non-exclusive jurisdiction of any Illinois State or federal court sitting in the Northern District of Illinois, over any suit, action or proceeding arising out of or relating to this Guaranty Agreement. To the fullest extent permitted by applicable law, each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)    Each Guarantor consents to process being served by or on behalf of any Holder in any suit, action or proceeding of the nature referred to in Section 13.6(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 12 or at such other address of which such Holder shall then have been notified pursuant to Section 12. Each Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(c)    Nothing in this Section 13.6 shall affect the right of any Holder to serve process in any manner permitted by law, or limit any right that the Holders may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(d)    THE GUARANTORS AND THE HOLDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY AGREEMENT OR OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.
Section 13.7.    [Intentionally Omitted].

Section 13.8.    Reproduction of Documents; Execution. This Guaranty Agreement may be reproduced by any Holder by any photographic, photostatic, electronic, digital, or other similar process and such Holder may destroy any original document so reproduced. Each Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 13.7 shall not prohibit any Guarantor or any other Holder from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction. A facsimile or electronic transmission of the signature page of a Guarantor shall be as effective as delivery of a manually executed counterpart hereof and shall be admissible into evidence for all purposes.

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, each Guarantor has caused this Guaranty Agreement to be duly executed and delivered as of the date and year first above written.

Franklin Control Systems, Inc. By:_______________________________ Name: Title:	Pioneer Pump Holdings, Inc. By:_______________________________ Name: Title:
Franklin Electric Ventures LLC By: Franklin Electric Co., Inc. Its: Sole Member and Manager By:_______________________________ Name: Title:	Pioneer Pump, Inc. By:_______________________________ Name: Title:
Franklin Electric International, Inc. By:_______________________________ Name: Title:	Franklin Fueling Systems, Inc. By:_______________________________ Name: Title:
Intelligent Controls, Inc. By:_______________________________ Name: Title:

EXHIBIT A
Guarantor Supplement
THIS GUARANTOR SUPPLEMENT (this “Guarantor Supplement”), dated as of [_______________, 20__] is made by [_______________], a [_______________](the “Additional Guarantor”), in favor of the Holders from time to time of the Project Notes issued pursuant to the Loan Agreement described below.
Preliminary Statements:
I.    Pursuant to the Bond Purchase and Loan Agreement, dated December 31, 2012, among The Board of Commissioners of the County of Allen, as “Issuer”, Franklin Electric Co., Inc., an Indiana corporation, as borrower (the “Borrower”), and the Bondholders or “Holders” referred to therein (as amended from time to time prior to the date hereof, the “Loan Agreement”), the Borrower has issued $25,000,000 aggregate principal amount of Project Notes ([collectively,] the “Outstanding Notes”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

II.    The Borrower is required pursuant to the Loan Agreement to cause the Additional Guarantor to deliver this Guarantor Supplement in order to cause the Additional Guarantor to become a Guarantor under the Guaranty Agreement dated as of ___, ____, executed by ____________________ (together with each entity that from time to time has become or shall become a party thereto by executing a Guarantor Supplement pursuant to Section 13.1 thereof, collectively, the “Guarantors”) in favor of each Holder from time to time of any of the Project Notes (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty Agreement”).
III.    The Additional Guarantor has received and will receive substantial direct and indirect benefits from the Borrower’ compliance with the terms and conditions of the Loan Agreement and the Project Notes issued thereunder.
IV.    Capitalized terms used and not otherwise defined herein have the definitions set forth in the Loan Agreement.
Now Therefore, in consideration of the funds advanced to the Borrower by the Holders under the Loan Agreement and to enable the Borrower to comply with the terms of the Loan Agreement, the Additional Guarantor hereby covenants, represents and warrants to the Holders as follows:
The Additional Guarantor hereby becomes a Guarantor (as defined in the Guaranty Agreement) for all purposes of the Guaranty Agreement. Without limiting the foregoing, the Additional Guarantor hereby (a) jointly and severally with the other Guarantors under the Guaranty Agreement, guarantees to the Holders from time to time of the Project Notes the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and the full and prompt performance and observance of all Guaranteed Obligations (as defined in Section 1 of the Guaranty Agreement) in the same manner and to the same extent as is provided in the Guaranty Agreement, (b) accepts and agrees to perform and observe all of the covenants set forth therein, (c) waives the rights set forth in Section 3 of the Guaranty Agreement, (d) makes the representations and warranties set forth in Section 8 of the Guaranty Agreement and (e) waives the rights, submits to jurisdiction, and waives service of process as described in Section 13.6 of the Guaranty Agreement.
Notice of acceptance of this Guarantor Supplement and of the Guaranty Agreement, as supplemented hereby, is hereby waived by the Additional Guarantor.
The address for notices and other communications to be delivered to the Additional Guarantor pursuant to Section 12 of the Guaranty Agreement is set forth below.
In Witness Whereof, the Additional Guarantor has caused this Guarantor Supplement to be duly executed and delivered as of the date and year first above written.

[Name of Guarantor]

By:

Name:

Title:

Notice Address for such Guarantor